UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2008

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado		80202-1370
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 18, 2008, the Board of Directors of Venoco, Inc. (“Venoco” or the “company”) approved the Venoco, Inc. 2008 Employee Stock Purchase Plan (the “ESPP”).  The ESPP is expected to be submitted to the company’s stockholders for approval at the company’s 2009 annual stockholders’ meeting.  The ESPP is designed to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).  The primary purpose of the ESPP is to encourage and facilitate stock ownership by employees of the company by enabling such employees to purchase the company’s common stock through voluntary after-tax payroll deductions.

Shares Reserved Under the ESPP.  The number of shares of common stock that could be issued under the ESPP will not exceed 1,500,000 shares, subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding common stock.

Administration of the ESPP.  The ESPP will be administered by the “Plan Administrator,” which shall be a committee initially comprised of the company’s Chief Financial Officer, President, head of Human Resources and General Counsel.

Eligible Participants.  Under the ESPP, a company employee who completes three months of continuous service may participate in the ESPP.  Employees who own 5% or more of the total combined voting power or value of all classes of stock of the company, or who are “highly compensated employees” (within the meaning of Section 414(q) of the Code) subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, may not participate in the ESPP.

Offering Periods.  The ESPP will be implemented by offerings of six months duration (July 1 through the following December 31 and January 1 though the following June 30), generally consisting of six one-month purchase periods. Each eligible employee for an offering period will have the right to purchase that number of whole shares of the company’s common stock equal to the employee’s payroll contributions divided by the purchase price.  The purchase price for a purchase period will be 95% of the common stock’s fair market value on the last trading day of such purchase period.  Employees’ payroll contributions may not exceed 10% of their cash compensation.  Employees may not purchase more than $25,000 of common stock (calculated using the fair market value of such stock on the first date of the applicable offering period) in any calendar year under the plan.

Term of the ESPP.  The ESPP will become effective on February 1, 2009, subject to approval by the stockholders of the company at the 2009 annual stockholders meeting.  If such approval is not obtained, the ESPP will terminate on February 1, 2010.  The ESPP may be terminated at any time by the Board of Directors or extended by the Board of Directors with the approval of the stockholders.

The foregoing summary does not purport to be a complete description of the ESPP, and is qualified in its entirety by reference to the ESPP, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The information presented in Item 1.01 with respect to the ESPP is hereby incorporated by reference in this Item 5.02.

On November 17, 2008, the compensation committee of the Board of Directors amended the company’s 2000 stock incentive plan and its amended and restated 2005 stock incentive plan (collectively, the “plans”) to make various technical changes designed to make the plans compliant with the requirements of Section 409A of the Code.

The foregoing summary does not purport to be a complete description of the amendments to the plans, and is qualified in its entirety by reference to the amendments, copies of which are attached hereto as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit No.	Description

10.1	Venoco, Inc. 2008 Employee Stock Purchase Plan, dated as of November 18, 2008.

10.2	Amendment No. 1 to the Venoco, Inc. 2000 Stock Incentive Plan, dated as of November 17, 2008.

10.3	Amendment No. 2 to the Venoco, Inc. Amended and Restated 2005 Stock Incentive Plan, dated as of November 17, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2008

VENOCO, INC.

	By:	/s/ Timothy M. Marquez
	Name:	Timothy M. Marquez
	Title:	Chief Executive Officer